UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): April 13, 2010

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland	000-21815	52-1834860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 13, 2010, First Mariner Bancorp (the “Company”) issued a press release announcing that it completed the sale of $10.9 million, or 9,503,736 shares of common stock. The capital was raised through the sale of common stock to participants in its previously announced rights offering (“Rights Offering”) and to purchasers in its public offering (“Public Offering”) of common stock.  The Company was required to raise at least $10.0 million in aggregate proceeds before completing the Rights Offering and the Public Offering.  The Company sold 3,410,082 shares of common stock, totaling approximately $3.9 million in connection with the Rights Offering, and 6,093,654 shares of common stock, totaling approximately $7.0 million in connection with the Public Offering.  The purchase price for all shares purchased was $1.15 per share. The Company also announced that, in accordance with the terms of the previously announced acquisition of $20.0 million of outstanding trust preferred debt securities for common stock and a warrant to purchase common stock (the “Exchange”), the Company issued additional shares of common stock to Edwin F. Hale, Sr., the Company’s Chairman and Chief Executive Officer. Mr. Hale had purchased the trust preferred debt securities from an independent third party for $2.0 million.  In the Exchange, First Mariner issued a total of 1,626,016 shares of common stock, which was determined by dividing $2.0 million by $1.23, the average daily closing price of the common stock over the 20 trading days prior to the closing of the transaction. The Company also issued a warrant to purchase 325,203 shares of common stock.  In accordance with the terms of the Exchange, because the Company sold stock in the Rights Offering and the Public Offering at $1.15 per share, Mr. Hale will receive 113,114 additional shares of common stock to adjust his purchase price to $1.15. The Exchange was approved by the Company’s shareholders at a special meeting of shareholders held on March 19, 2010.

 A copy of the press release is filed as Exhibit 99.1 hereto, and the press release is incorporated into this Item 8.01 by this reference.

The information contained in this Item 8.01 is being "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 8.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Number	Description
99.1	Press Release dated April 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Dated: April 13, 2010	By:	/s/ Mark A. Keidel
Mark A. Keidel
President and Chief Operating Officer